EXHIBIT 13.1

Certification

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Chapter 63, Title 18 U.S.C. §§ 1350(a) and (b)), the undersigned hereby certifies in their capacity as officers of NXT Energy Solutions Inc. (the “Company”) that the Annual Report of the Company on Form 20-F for the year ended December 31, 2022 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 11, 2023

"/s/ Charles Selby"
Charles Selby
Lead Director and member of the Management Committee of the Board of Directors

"/s/ Bruce G. Wilcox"
Bruce G. Wilcox
Director and member of the Management Committee of the Board of Directors

"/s/ Gerry Sheehan"
Gerry Sheehan
Director and member of the Management Committee of the Board of Directors

A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906 HAS BEEN PROVIDED TO NXT ENERGY SOLUTIONS INC. AND WILL BE RETAINED BY NXT ENERGY SOLUTIONS INC. AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.